                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 8, 2004, in the Registration Statement and related Prospectus of Eagle Test Systems, Inc. dated July 9, 2004.








Chicago, Illinois                                          /s/ ERNST & YOUNG LLP
July 8, 2004